UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 1999

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   000-20537               13-3429953
(State or other jurisdiction of     (Commission             (IRS Employer
incorporation or organization)      File Number)          Identification No.)

1500 North Dale Mabry Highway, Tampa, Florida                   33607
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS

On March 1, 1999, Walter Industries, Inc. announced its decision to dispose of its investment in Jim Walter Resources ("JWR"), its coal mining and methane gas subsidiary. Accordingly, the operations of JWR will be classified as a discontinued operation in the consolidated financial statements. The Company also announced that it ceased production at one of its four mines (Blue Creek Mine No. 3), effective with its fiscal third quarter ended February 28, 1999 resulting in a restructuring charge of approximately $53 million. The Company also realized a $25 million pre-tax gain from a reduction in JWR's postretirement benefit obligation resulting from a recent actuarial study of medical claims experience, a reduction in the work force and the decision to close one of its mines.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

   Exhibit Number       Description
   --------------       -----------

        99.1            Press Release Dated March 1, 1999

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Date:  March 16, 1999

                                    WALTER INDUSTRIES, INC.

                                    By:    /s/ Dean M. Fjelstul
                                           ---------------------------
                                    Title: Dean M. Fjelstul
                                           Senior Vice President and
                                           Principal Financial Officer